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                                                                   EXHIBIT 23

                         [HORTON & COMPANY LETTERHEAD]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use in the prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated June 19, 1998, relating to the consolidated financial statements of Weststar Environmental, Inc. and subsidiary for the years ended December 31, 1997 and 1996, which is contained in the Prospectus.

We also consent to the reference to us under the caption "Experts" in the prospectus.


                                    /s/ Horton & Company, LLC
                                    Horton & Company, L.L.C.

                                    Wayne, New Jersey
                                    July 8, 1998